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
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FORM CD-451                                              U.S. DEPARTMENT OF COMMERCE    [ ] GRANT          X COOPERATIVE AGREEMENT
(REV 10/98)
                                                                                      ----------------------------------------------
                                                                                       ACCOUNTING CODE
                                    AMENDMENT TO                                       N/A
                             FINANCIAL ASSISTANCE AWARD                               ----------------------------------------------
                                                                                       AWARD NUMBER
                                                                                       NCR 92-18742
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RECIPIENT NAME                                                                         AMENDMENT NUMBER
Network Solutions, Incorporated                                                        Thirteen (13)
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STREET ADDRESS                                                                         EFFECTIVE DATE
505 Huntmar Park Drive                                                                 Upon Execution
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CITY, STATE, ZIP CODE                                                                  EXTEND WORK COMPLETION TO
Herndon, Virginia 22070                                                                N/A
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CFDA NO. AND PROJECT TITLE
11. National Telecommunications and Information Administration
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COSTS ARE REVISED                    PREVIOUS                     ADD                       DEDUCT                      TOTAL
AS FOLLOWS:     N/A               ESTIMATED COST                                                                   ESTIMATED COST
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FEDERAL SHARE OF COST
                                 $                          $                          $                          $
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RECIPIENT SHARE OF COST
                                 $                          $                          $                          $
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TOTAL ESTIMATED COST
                                 $                          $                          $                          $
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REASON(S) FOR AMENDMENT

To incorporate a Special Award Condition, and to revise the Shared Registry Section of Amendment Number 11, at no additional cost to the Government.










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This Amendment approved by the Grants Officer is issued in triplicate and constitutes an obligation of Federal funding.
By signing the three documents, the Recipient agrees to comply with the Amendment provisions checked below and attached, as well as previous provisions incorporated into the Award. Upon acceptance by the Recipient, two signed Amendment documents shall be returned to the Grants Officer and the third document shall be retained by the Recipient. If not signed and returned without modification by the Recipient within 30 days of receipt, the Grants Officer may unilaterally terminate this Amendment.


 X  Special Award Conditions


[ ] Line Item Budget


[ ] Other(s) _____________________________________________________________________________________________________________________

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SIGNATURE OF DEPARTMENT OF COMMERCE GRANTS OFFICER                                                                DATE
Betty L. Cassidy                           /s/ BETTY L. CASSIDY
Acting Grants Officer, Office of Executive Assistance Management                                                  4/22/99
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TYPED NAME, TYPED TITLE, AND SIGNATURE OF AUTHORIZED RECIPIENT OFFICIAL

          /s/ D.M. Graves                                                                                         5/6/99
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
                            SPECIAL AWARD CONDITIONS
                                  NCR 92-189742
                         Amendment Number Thirteen (13)


1. The Department of Commerce and Network Solutions, Inc. agree that for the Phase I deployment of the Shared Registration System, NSI's prices for Registry Services through the Shared Registration System in the gTLDs for which NSI now acts as the Registry, will be no more than $9 per year per second level domain name registered, payable at $18 for new registrations and $9 per year on the anniversary date of the original registration beginning at the end of the second year and for every year thereafter.

2. The Shared Registry Section of Amendment II is revised by adding the following sentence:

       The Registrar License and Agreement attached and identified as Exhibit 1 is approved for use during Phase I.

3. Except as modified by this amendment, the terms and conditions of this Cooperative Agreement, as amended, are unchanged.

                                   EXHIBIT 1

                         REGISTRAR LICENSE AND AGREEMENT

       This Registrar License and Agreement (the "Agreement") is dated as of __________, 1999 ("Effective Date") by and between Network Solutions, Inc., a Delaware corporation, with its principal place of business located at 505 Huntmar Park Drive, Herndon, Virginia 20170 ("NSI" or the "Registry"), and _________________, a _____________________ corporation, with its principal place of business located at _____________________________________ ("Registrar"). NSI
and Registrar may be referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, multiple registrars will provide Internet domain name registration services within the .com, .org and .net top-level domains wherein NSI operates and maintains certain TLD servers and zone files ("Registry");

WHEREAS, Registrar wishes to register second-level domain names in the multiple registrar system for the .com, .org and .net TLDs.

NOW, THEREFORE, for and in consideration of the mutual promises, benefits and covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, NSI and Registrar, intending to be legally bound, hereby agree as follows:

1.     DEFINITIONS

       A.     "DNS" refers to the Internet domain name system.

       B.     "'IP" means Internet Protocol.

       C.     An "SLD" is a second-level domain of the DNS.

       D. The "System" refers to the multiple registrar system developed by NSI for registration of second-level domain names in the .com, .org and .net TLDs.

       E.     A "TLD" is a top-level domain of the DNS.

       F. A "Testbed Registrar" is one of the five registrars to participate in the test of the Shared Registration System ("Phase I") as provided in Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce, as amended ("Cooperative Agreement").

2.     OBLIGATIONS OF THE PARTIES

       2.1 Throughout the Term of this Agreement, NSI shall operate the System and provide Registrar with access to the System enabling Registrar to transmit domain name registration information for the .com, .org and .net TLDs to the System according to a protocol developed by NSI and known as the Registry Registrar Protocol ("RRP").


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


       2.2 No later than three business days after the commencement of the Term of this Agreement, NSI shall provide to Registrar (i) full documentation of the RRP, (ii) "C" and "Java" application program interfaces ("APIs") to the RRP with documentation, and (iii) reference client software ("Software") that will enable Registrar to develop its system to register second-level domain names through the System for the .com, .org and .net TLDs.

       2.3 Registrar shall be responsible for providing customer service (including domain name record support), billing and technical support, and customer interface to accept customer (the "SLD holder") orders.

       2.4 As part of its registration of all SLD registrations in the .com, .net, and .org TLDs during the Term of this Agreement, Registrar shall submit the following data elements using the RRP concerning SLD registrations it processes:

              a.     The name of the SLD being registered;

              b. The IP addresses of the primary nameserver and any secondary nameservers for the SLD; and

              c.     The corresponding host names of those nameservers.

       2.5 Registrar grants NSI as Registry a non-exclusive non-transferable limited license to the data elements consisting of the SLD name registered, the IP addresses of nameservers, and the identity of the registering registrar for propagation of and the provision of authorized access to the TLD zone files.

       2.6 Registrar shall have developed and employ in its domain name registration business an electronic or paper registration agreement, including a domain name dispute policy, a copy of which is attached to this Agreement as Exhibit A (which may be amended from time to time by Registrar, provided a copy is furnished to the Registry three business days in advance of any such amendment), to be entered into by Registrar with each SLD holder as a condition of registration. Registrar shall include terms in its agreement with each SLD holder that are consistent with Registrar's duties to NSI hereunder. Registrar's dispute policy shall require the SLD holder to indemnify, defend and hold harmless NSI, and its directors, officers, employees and agents from and against any and all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses arising out of or relating to the SLD holder's domain name registration.

       2.7 Registrar agrees to develop and employ in its domain name registration business all necessary technology and restrictions to ensure that its connection to the System and its transactions with SLD holders and prospective customers are secure. All data exchanged between Registrar's system and the System shall be protected to avoid unintended disclosure of information. Each RRP session shall be authenticated and encrypted using two-way secure socket layer ("SSL") protocol. Registrar agrees to authenticate every RRP connection with the System using its Registrar password, which it shall disclose only to its employees with a need to


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


know. Registrar agrees to notify Registry within four hours of learning that its Registrar password has been compromised in any way.

       2.8 Registrar agrees to employ in its domain name registration business NSI's Registry domain name lookup capability to determine if a requested domain name is available or currently unavailable for registration.

       2.9 Registrar agrees to implement transfers of SLD registrations from another registrar to Registrar and vice versa pursuant to NSI's policy on Changes in Sponsoring Registrar by SLD Holders appended hereto as Exhibit B.

       2.10 Registrar agrees that in the event of any dispute concerning the time of the entry of a domain name registration into the Registry database, the time shown in the NSI Registry records shall control.

       2.11 Registrar agrees to comply with all other reasonable terms or conditions established from time to time, to assure sound operation of the System, by NSI as Registry in a non-arbitrary manner and applicable to all registrars, including NSI, and consistent with NSI's Cooperative Agreement with the United States Government, upon NSI's notification to Registrar of the establishment of those terms and conditions.

       2.12 Registrar agrees to employ necessary employees, contractors, or agents with sufficient technical training and experience to respond to and fix all technical problems concerning the use of the RRP and the APIs in conjunction with Registrar's systems. Registrar agrees that in the event of significant degradation of the System or other emergency, Network Solutions, as Registry, may, in its sole discretion, temporarily suspend access to the System.

       2.13 Prior to the Effective Date of this Agreement, Registrar shall have procured a performance bond from a surety acceptable to NSI, in the amount of $100,000 U.S. dollars. The terms of the performance bond shall provide that Registrar will perform all the undertakings, covenants, terms and conditions of this Agreement during the Initial Term, and any Renewal Terms, and shall indemnify and hold NSI and its employees, directors, officers, representatives, agents and affiliates harmless from all costs and damages (including reasonable attorneys' fees) which it may suffer by reason of Registrar's failure to so perform by making payment(s) up to the full amount of the bond within ten (10) days of NSI's having notified the surety of its claim(s) of damages.

       2.14 Registrar agrees to comply with the policies of NSI as Registry that will be applicable to all registrars and that will prohibit the registration of certain domain names in the .com, .org and .net TLDs which are not allowed to be registered by statute or regulation.

3.     LICENSE

       3.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, NSI hereby grants Registrar and Registrar accepts a non-exclusive, non-transferable, worldwide limited license to use for the Term and purposes of this Agreement the RRP, APIs and Software to provide domain name registration services in the


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              .com, .org and .net TLDs only and for no other purpose. The RRP,
              APIs and Software will enable Registrar to register domain names with the Registry on behalf of its SLD holders. Registrar, using the RRP, APIs and Software, will be able to invoke the following operations on the System: (i) check the availability of a domain name, (ii) register a domain name, (iii) re-register a domain name, (iv) cancel the registration of a domain name it has registered, (v) update the nameservers of a domain name, (vi) transfer a domain name from another registrar to itself with proper authorization, (vii) query a domain name registration record, (viii) register a nameserver, (ix) update the IP addresses of a nameserver, (x) delete a nameserver, (xi) query a nameserver, and (xii) establish and end an authenticated session.

       3.2 LIMITATIONS ON USE. Notwithstanding any other provisions in this Agreement, except with the written consent of NSI, Registrar shall not: (i) sublicense the RRP, APIs or Software or otherwise permit any use of the RRP, APIs or Software by or for the benefit of any party other than Registrar, (ii) publish, distribute or permit disclosure of the RRP, APIs or Software other than to employees, contractors, and agents of Registrar for use in Registrar's domain name registration business, (iii) decompile, reverse engineer, copy or re-engineer the RRP, APIs or Software for any unauthorized purpose, or (iv) use or permit use of the RRP, APIs or Software in violation of any federal, state or local rule, regulation or law, or for any unlawful purpose.

              Registrar agrees to employ the necessary measures to prevent the System from being used for (i) the transmission of unsolicited, commercial e-mail (spam) to entities other than Registrar's customers; (ii) high volume, automated, electronic processes that apply to NSI for large numbers of domain names; (iii) high volume, automated, electronic, repetitive queries for the purpose of extracting data to be used for Registrar's purposes; or (iv) the use of said data to compile or infer customer identity or other demographic or firmographic information.

       3.3 NSI may from time to time make modifications to the RRP, APIs or software licensed hereunder that will enhance functionality or otherwise improve the System. NSI will provide Registrar with at least 60 days notice prior to the implementation of any material changes to the RRP, APIs or software licensed hereunder.

4.     SUPPORT SERVICES

       4.1 TESTBED ENGINEERING SUPPORT. NSI agrees to provide Registrar with reasonable engineering telephone support (between the hours of 9 a.m. to 5 p.m. local Herndon, Virginia time or at such other times as may be mutually agreed upon) to address engineering issues arising in connection with Registrar's use of the System during the test of the Shared Registration System ("Phase I") as provided in Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce


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


       4.2 CUSTOMER SERVICE SUPPORT. During the Term of this Agreement, NSI will provide reasonable telephone and e-mail customer service support to Registrar, not SLD holders or prospective customers of Registrar, for non-technical issues solely relating to the System and its operation. NSI will provide Registrar with a telephone number and e-mail address for such support during implementation of the RRP, APIs and Software. First-level telephone support will be available on a 7-day/24-hour basis. NSI will provide a web-based customer service capability in the future and such web-based support will become the primary method of customer service support to Registrar at such time.

5.     FEES

       5.1 LICENSE FEE. As consideration for the license of the RRP, APIs and Software, Registrar agrees to pay NSI on the Effective Date or if Registrar is a Testbed Registrar, at the completion of the testbed period, a non-refundable one-time fee in the amount of $ 10,000 payable in United States dollars (the "License Fee") and payable by check to Network Solutions, Inc., Attention: Business Affairs Office, 505 Huntmar Park Drive, Herndon, Virginia 20170 or by wire transfer to NationsBank, for the credit of Network Solutions, Inc., Account #193 325 3198, ABA# 054001204. No later than three business days after either the receipt (and final settlement if payment by check) of such License Fee, or the execution of this Agreement for Testbed Registrars, NSI will provide the RRP, APIs and Software to Registrar.

       5.2 REGISTRATION FEES. During the Initial Term of this Agreement, Registrar agrees to pay NSI the non-refundable amounts of $18 United States dollars for each initial two-year domain name registration and $9 United States dollars for each one-year domain name re-registration (collectively, the "Registration Fees") registered by Registrar through the System. NSI reserves the right to adjust the Registration Fees prospectively upon thirty (30) days prior notice to Registrar, provided that such adjustments are consistent with NSI's Cooperative Agreement with the United States Government and are applicable to all registrars in the .com, .org and .net TLDs. NSI will invoice Registrar monthly in arrears for each month's Registration Fees. All Registration Fees are due immediately upon receipt of NSI's invoice pursuant to a letter of credit, deposit account, or other acceptable credit terms agreed by the Parties.

       5.3 REGISTRANT'S TRANSFER OF DOMAIN NAME. If a SLD holder transfers its domain name registration to the Registrar's account from another registrar's account, Registrar agrees to pay NSI the applicable Registration Fee as set forth above. The losing registrar's Registration Fees will not be refunded as a result of any such transfer. Such transfer of a SLD holder's domain name registration from one registrar to another registrar must be accomplished pursuant to the policy set forth in Exhibit B to this Agreement.

       5.4 NON-PAYMENT OF REGISTRATION FEES. Timely payment of Registration Fees is a material condition of performance under this Agreement. In the event that


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


              Registrar fails to pay its Registration Fees, either initial or re-registration fees, within three days of the date when due, NSI may stop accepting new registrations and/or delete the domain names associated with invoices not paid in full from the Registry database and terminate this Agreement pursuant to Section 6(c) below.

6.     MISCELLANEOUS

       6.1    TERM OF AGREEMENT AND TERMINATION.

              (a) TERM OF THE AGREEMENT. The duties and obligations of the Parties under this Agreement shall apply from the Effective Date through the completion of Phase I of the Cooperative Agreement between NSI and the U.S. Department of Commerce (the "Initial Term"). Upon conclusion of the Initial Term, all provisions of this Agreement, excluding, however, the dollar amount listed in Section 5.2, will automatically renew for successive one (1) year renewal terms, provided, however, that the dollar amount listed in Section 5.2 has been established in accordance with the provisions of Amendment 11 prior to the expiration of the Initial Term, (each a "Renewal Term" and together with the Initial Term, the "Term") until the Agreement has been terminated as provided herein, Registrar elects not to renew, or NSI ceases to operate as the registry for the .com, .org and .net TLDs; provided, however, that in the event that revisions to NSI's Registrar License Agreement are approved by the U.S. Department of Commerce, Registrar will execute an amendment substituting the revised agreement in place of this Agreement.

              (b) TERMINATION. Upon expiration or termination of this Agreement, NSI will complete the registration of all domain names processed by Registrar prior to the date of such expiration or termination, provided that Registrar's payments to NSI for Registration Fees are current and timely. Notwithstanding the foregoing, Registrar's payment obligations as set forth in Section 5.2 above shall survive any such termination or expiration of this Agreement.

              (c) TERMINATION FOR CAUSE. In the event that either Party materially breaches any term of this Agreement including any of its representations and warranties hereunder and such breach is not substantially cured within thirty (30) calendar days after written notice thereof is given by the other Party, then the non-breaching Party may, by giving written notice thereof to the other Party, terminate this Agreement as of the date specified in such notice of termination.

              (d) TERMINATION BY REGISTRAR. Registrar may terminate this Agreement at any time by giving NSI thirty (30) days notice of termination.

              (e) BANKRUPTCY. Either Party may terminate this Agreement if the other Party is adjudged insolvent or bankrupt, or if proceedings are instituted by


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


                     or against a Party seeking relief, reorganization or arrangement under any laws relating to insolvency, or seeking any assignment for the benefit of creditors, or seeking the appointment of a receiver, liquidator or trustee of a Party's property or assets or the liquidation, dissolution or winding up of a Party's business.

              (f) EFFECT OF TERMINATION. Immediately upon any termination of this Agreement, Registrar shall (i) transfer its SLD holders to another licensed registrar(s) of the Registry, in compliance with any procedures established or approved by the U.S. Department of Commerce and (ii) either return to NSI or certify to NSI the destruction of all data, software and documentation it has received under this Agreement.

              (g) SURVIVAL. In the event of termination of this Agreement for any reason, Sections 2.5, 2.6, 2.10, 2.11, 2.13, 5.2,
                     6.1(g), 6.6, 6.7, 6.10, 6.12, 6.13, 6.14 and 6.16 shall
                     survive. Neither Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms but each Party shall be liable for any damage arising from any breach by it of this Agreement.

       6.2. NO THIRD PARTY BENEFICIARIES; RELATIONSHIP OF THE PARTIES. This Agreement does not provide and shall not be construed to provide third parties (i.e., non-parties to this Agreement), including any SLD holder, with any remedy, claim, cause of action or privilege. Nothing in this Agreement shall be construed as creating an employer-employee or agency relationship, a partnership or a joint venture between the Parties.

       6.3 FORCE MAJEURE. Neither Party shall be responsible for any failure to perform any obligation or provide service hereunder because of any Act of God, strike, work stoppage, governmental acts or directives, war, riot or civil commotion, equipment or facilities shortages which are being experienced by providers of telecommunications services generally, or other similar force beyond such Party's reasonable control.

       6.4 FURTHER ASSURANCES. Each Party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       6.5 AMENDMENT IN WRITING. Any amendment or supplement to this Agreement shall be in writing and duly executed by the other Parties.

       6.6 ATTORNEYS' FEES. If any legal action or other legal proceeding (including arbitration) relating to the performance under this Agreement or the enforcement of any provision of this Agreement is brought against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

       6.7 DISPUTE RESOLUTION; CHOICE OF LAW; VENUE. The Parties shall attempt to resolve any disputes between them prior to resorting to litigation. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia, United States of America without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Virginia to the rights and duties of the Parties. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the eastern district of the Commonwealth of Virginia. Each Party to this Agreement expressly and irrevocably consents and submits to the jurisdiction and venue of each state and federal court located in the eastern district of the Commonwealth of Virginia (and each appellate court located in the Commonwealth of Virginia) in connection with any such legal proceeding.

       6.8 NOTICES. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such Party below:

       IF TO REGISTRAR:


              ---------------------------

              ---------------------------

              ---------------------------

       IF TO NSI:

              Network Solutions, Inc.
              505 Huntmar Park Drive
              Herndon, Virginia 20170
              Attention:  Director, Business Affairs
              Telecopier: + 1 (703) 742-8706

       with a copy to:

              General Counsel
              505 Huntmar Park Drive
              Herndon, Virginia 20170
              Telecopier: + 1 (703) 742-0065

       6.9 ASSIGNMENT/SUBLICENSE. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors and permitted assigns of the Parties hereto. Registrar shall not assign, sublicense or transfer its rights or obligations under this Agreement to any third person without the prior written consent of NSI.

       6.10 USE OF CONFIDENTIAL INFORMATION. The Parties' use and disclosure of Confidential Information disclosed hereunder are subject to the terms and conditions of the Parties' Confidentiality Agreement (Exhibit C) that will be executed contemporaneously with this Agreement. Registrar agrees that the RRP, APIs and Software are the Confidential Information of NSI.

       6.11 DELAYS OR OMISSIONS; WAIVERS. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       6.12 LIMITATION OF LIABILITY. IN NO EVENT WILL NSI BE LIABLE TO REGISTRAR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF NSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       6.13 CONSTRUCTION. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

       6.14 INTELLECTUAL PROPERTY. Subject to Section 2(f) above, each Party will continue to independently own its intellectual property, including all patents, trademarks, trade names, service marks, copyrights, trade secrets, proprietary processes and all other forms of intellectual property. Any improvements to existing intellectual property will continue to be owned by the Party already holding such intellectual property.

       6.15   REPRESENTATIONS AND WARRANTIES

       (a) REGISTRAR. Registrar represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the law of the ______________, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) it is, and during the Term of this Agreement will continue to be, accredited or otherwise authorized to act as a registrar pursuant to Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce, (4) the execution, performance and delivery of this Agreement has been duly authorized by Registrar, (5) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by Registrar in order for it to enter into and perform its obligations under this Agreement, and (6) Registrar's performance bond provided hereunder is a valid and enforceable obligation of the surety named on such bond.

       (b) NSI. NSI represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) the execution, performance and delivery of this Agreement has been duly authorized by NSI, and (4) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by NSI in order for it to enter into and perform its obligations under this Agreement.

       (c) The RRP, APIs and Software are provided "as-is" and without any warranty of any kind. NSI EXPRESSLY DISCLAIMS ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY OR SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NSI DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE RRP, APIs OR SOFTWARE WILL MEET REGISTRAR'S REQUIREMENTS, OR THAT THE OPERATION OF THE RRP, APIs OR SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE RRP, APIs OR SOFTWARE WILL BE CORRECTED. FURTHERMORE, NSI DOES NOT WARRANT NOR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE RRP, APIs, SOFTWARE OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. SHOULD THE RRP, APIs OR SOFTWARE PROVE DEFECTIVE, REGISTRAR ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

       6.16. INDEMNIFICATION. Registrar, at its own expense, will indemnify, defend and hold harmless NSI and its employees, directors, officers, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against NSI or any affiliate of NSI based on or arising from any claim or alleged claim (i) relating to any product or service of Registrar; (ii) relating to any agreement, including Registrar's dispute policy, with any SLD holder of Registrar; or (iii) relating to Registrar's domain name registration business, including, but not limited to, Registrar's advertising, domain name application process, systems and other processes, fees charged, billing practices and customer service; provided, however, that in any such case: (a) NSI provides Registrar with prompt notice of any such claim, and (b) upon Registrar's written request, NSI will provide to Registrar all available information and assistance reasonably necessary for Registrar to defend such claim, provided that Registrar reimburses NSI for its actual and reasonable costs. Registrar will not enter into any settlement or compromise of any such indemnifiable claim without NSI's prior written consent, which consent shall not be unreasonably withheld. Registrar will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by NSI in connection with or arising from any such indemnifiable claim, suit, action or proceeding.

       6.17 ENTIRE AGREEMENT; SEVERABILITY. This Agreement, which includes Exhibits A, B and C constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DATE SET FORTH IN THE FIRST PARAGRAPH HEREOF.

Network Solutions, Inc.
                                        ----------------------------------------

By:                                        By:
       ------------------------------             ------------------------------
Name:                                      Name:
       ------------------------------             ------------------------------
Title:                                     Title:
       ------------------------------             ------------------------------

                                    EXHIBIT A

                            REGISTRAR DISPUTE POLICY

                                    Exhibit B

                 CHANGES IN SPONSORING REGISTRAR BY SLD HOLDERS

REGISTRAR REQUIREMENTS:

       For each instance when an SLD holder wants to change its Registrar for an existing domain name (i.e., a domain name that appears in a particular top-level domain zone file), the gaining Registrar shall:

       1) Obtain express authorization from an individual who has the apparent authority to legally bind the SLD holder (as reflected in the database of the losing Registrar).

              a) The form of the authorization is at the discretion of each gaining Registrar.

              b) The gaining Registrar shall retain a record of reliable evidence of the authorization.

       2)     Provide a copy of the authorization to the losing Registrar.

       3) Request, in a form prescribed by NSI, that the Registry database be changed to reflect the new Registrar.

              a) The Request shall include an express statement that (1) the requisite authorization has been obtained from the SLD holder listed in the database of the losing Registrar, and
                     (2) the losing Registrar has been provided with a copy of the authorization.

       In those instances when the Registrar of record is being changed simultaneously with a transfer of a domain name from one party to another, the gaining Registrar shall also obtain appropriate authorization for the transfer. Such authorization shall include, but not be limited to, one of the following:

       1)     A bilateral agreement between the parties.

       2)     The final determination of a binding dispute resolution body.

       3)     A court order.

       Whenever there is a change of Registrar, NSI will confirm completion of the change by e-mail to both the gaining and losing Registrars.

REGISTRATION FEE:

Each change of Registrar shall be subject to a new two-year registration fee to the Registry.

       1)     The SLD holder will be entering a new contract with the Registrar.

       2) The Registrar will be starting a new registration period for the domain name with the Registry.

Each SLD holder shall maintain its own records appropriate to document and prove the initial domain name registration date, regardless of the number of Registrars with which the SLD holder enters into a contract for registration services.

                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT

       THIS CONFIDENTIALITY AGREEMENT is entered into by and between Network Solutions, Inc. ("NSI"), a Delaware corporation having its principal place of business in Herndon, VA which is the party disclosing confidential information, and _________________________ of _________________________ ("Recipient"), which is the party receiving such information, through their authorized representatives, and takes effect on the date executed by the final party (the "Effective Date").

       Under this Confidentiality Agreement ("Confidentiality Agreement"), NSI intends to disclose to the Recipient information which NSI considers valuable, proprietary, and confidential to participate in the test of the Shared Registration System ("Phase I") as provided in Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce

       NOW, THEREFORE, the parties agree as follows:

1.     Confidential Information

1.1    "Confidential Information", as used in this Confidentiality
Agreement, shall mean all information and materials including, without limitation, computer software, data, information, databases, protocols, reference implementation and documentation, and functional and interface specifications, provided by NSI to Recipient under this Confidentiality Agreement and marked or otherwise identified as Confidential, provided that if a communication is oral, NSI will notify Recipient in writing within 15 days of the disclosure.

2.     Confidentiality Obligations

2.1 In consideration of the disclosure of Confidential Information to Recipient, Recipient agrees that:

       (a) Recipient shall treat as strictly confidential, and use all reasonable efforts to preserve the secrecy and confidentiality of, all Confidential Information received from NSI, including implementing reasonable physical security measures and operating procedures.

       (b) Recipient shall make no disclosures whatsoever of any Confidential Information to others, provided however, that if Recipient is a corporation, partnership, or similar entity, disclosure is permitted to Recipient's officers and employees who have a demonstrable need to know such Confidential Information, provided Recipient shall advise such personnel of the confidential nature of the Confidential Information and of the procedures required to maintain the confidentiality thereof, and shall require them to acknowledge in writing that they have read, understand, and agree to be bound by the terms of this Confidentiality Agreement.

       (c) Recipient shall not modify or remove any NSI Confidential legends\ and/or copyright notices appearing thereon.

2.2 Recipient's duties under this section (2) shall expire five (5) years after the information is received or earlier, upon written agreement of the parties.

3.     Restrictions On Use

3.1 Recipient agrees that it will use any Confidential Information received under this Confidentiality Agreement solely for the purpose of participating in the test of the Shared Registration System ("Phase I") as provided in Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce and for no other purposes whatsoever.

3.2 No commercial use rights or any licenses under any NSI patent, patent application, copyright, trademark, know-how, trade secret, or any other NSI proprietary rights are granted to Recipient by this Confidentiality Agreement, or by any disclosure of any Confidential Information to Recipient under this Confidentiality Agreement.

3.3 Recipient agrees not to prepare any derivative works based on the Confidential Information.

3.4 Recipient agrees that any Confidential Information which is in the form of computer software, data and/or databases shall be used on a computer system(s) that is owned or controlled by Recipient.

4.     Miscellaneous

4.1 This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and all applicable federal laws. Recipient agrees that, if a suit to enforce this Confidentiality Agreement is brought in the U.S. Federal District Court for the Eastern District of Virginia, Recipient will be bound by any decision of the Court.

4.2 The obligations set forth in this Confidentiality Agreement shall be continuing, provided, however, that this Confidentiality Agreement imposes no obligation upon Recipient with respect to information that (a) is disclosed with NSI's prior written approval; or (b) is or has entered the public domain in its integrated and aggregated form through no fault of the receiving party; or (c) is known by the receiving party prior to the time of disclosure in its integrated and aggregated form; or (d) is independently developed by the receiving party without use of the Confidential Information; or (e) is made generally available by NSI without restriction on disclosure.

4.3 This Confidentiality Agreement may be terminated by NSI upon Recipient's breach of any of its obligations hereunder. In the event of any such termination for breach, all Confidential Information in Recipient's possession shall be immediately returned to NSI; Recipient shall provide full voluntary disclosure to NSI of any and all unauthorized disclosures and/or unauthorized uses of any Confidential Information; and the obligations of Sections 2 and 3 hereof shall survive such termination and remain in full force and effect. Recipient may cease to participate in the test of the Shared Registration System ("Phase I") as provided in Amendment 11 to the Cooperative Agreement between NSI and the U.S. Department of Commerce referred to above, but in such event, Recipient shall immediately return to NSI all Confidential Information in its possession and Recipient shall remain subject to the obligations of Sections 2 and 3.

4.4 The terms and conditions of this Confidentiality Agreement shall inure to the benefit of NSI and its successors and assigns. Recipient's obligations under this Confidentiality Agreement may not be assigned or delegated.

4.5 Recipient agrees that NSI shall be entitled to seek all available legal and equitable remedies for the breach of this Confidentiality Agreement.

4.6 The terms and conditions of this Confidentiality Agreement may be modified only in a writing signed by NSI and Recipient.

4.7 EXCEPT AS MAY OTHERWISE BE SET FORTH IN A SIGNED, WRITTEN AGREEMENT BETWEEN THE PARTIES, NSI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, CONDITION, SUITABILITY, PERFORMANCE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY OF ANY CONFIDENTIAL INFORMATION, AND NSI SHALL HAVE NO LIABILITY WHATSOEVER TO RECIPIENT RESULTING FROM RECIPIENT'S RECEIPT OR USE OF THE CONFIDENTIAL INFORMATION.

4.8 If any part of this Confidentiality Agreement is found invalid or unenforceable, such part shall be deemed stricken herefrom and Recipient and NSI agree: (a) to negotiate in good faith to amend this Confidentiality Agreement to achieve as nearly as legally possible the purpose or effect as the stricken part, and (b) that the remainder of this Confidentiality Agreement shall at all times remain in full force and effect.

4.9 This Confidentiality Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof.

4.10 Any obligation upon Recipient imposed by this Confidentiality Agreement may be waived in writing by NSI. Any such waiver shall have a one-time effect and shall not apply to any subsequent situation regardless of its similarity.

4.11 Neither Party has an obligation under this Confidentiality Agreement to purchase, sell, or license any service or item from the other Party.

4.12 The Parties do not intend that any agency or partnership relationship be created between them by this Confidentiality Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, duly authorized representatives of NSI and Recipient have executed this Confidentiality Agreement in Virginia on the dates indicated below.

___________________("Recipient")                Network Solutions, Inc. ("NSI")

By: ____________________________                By: __________________________
Title: _________________________                Title:_________________________
Date:___________________________                Date:_________________________